UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2007

SALEM COMMUNICATIONS CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2007, the Board of Directors of Salem Communications Corporation (the “Company”) approved a reorganization of certain of its senior management positions which involved the resignation, reassignment or appointment of the following executive officers (the “Reorganization”), all effective as of July 1, 2007:

-           Edward G. Atsinger III will resign from his position as President of the Company and retain his position as Chief Executive Officer;
-           Eric H. Halvorson, who is currently a Director of the Company, was appointed President and Chief Operating Officer of the Company;
-           Joe D. Davis will resign from his position as Chief Operating Officer of the Company and be promoted as the Company’s new President – Radio Division;
-           David A.R. Evans will resign from his position as Chief Financial Officer and be promoted as the Company’s new President – New Business Development, Interactive and Publishing; and
-           Evan D. Masyr, who is currently Vice President—Accounting and Finance of the Company, was promoted as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Halvorson, age 58, has been a director of the Company since 1988. Mr. Halvorson, from 2005 to the present, was Executive in Residence at Pepperdine University, where he held a joint teaching appointment to the undergraduate Business Division and the Pepperdine Law School. Mr. Halvorson was President and Chief Executive Officer of The Thomas Kinkade Company from 2003 to 2005. Mr. Halvorson was also a Visiting Professor at Pepperdine University from 2000 to 2003. Mr. Halvorson was Chief Operating Officer of the Company from 1995 to 2000 and Executive Vice President of the Company from 1991 to 2000. From 1991 to 2000, Mr. Halvorson also served as General Counsel to the Company. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was Vice President and General Counsel of the Company. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson is a member of the board of directors of Intuitive Surgical, Inc. and Pastors’ Retreat Network.

Mr. Masyr, age 35, has been Vice President—Accounting and Finance of the Company since September 2005. From March 2004 to September 2005, Mr. Masyr was the Company’s Vice President of Accounting and Corporate Controller. Prior to that time, Mr. Masyr was Vice President and Corporate Controller of the Company from January 2003 to March 2004. From February 2000 to December 2002, he served as the Company’s Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995.

In connection with the Reorganization, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the terms of, and Salem Communications Holding Corporation, a wholly-owned subsidiary of the Company (“HoldCo”), and the persons identified below entered into new employment agreements as follows:

New Employment Agreement with Stuart W. Epperson

On June 25, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the terms of, and HoldCo and Mr. Epperson entered into, a new employment agreement pursuant to which Mr. Epperson will continue to serve as the Company’s Chairman of the Board.  Mr. Epperson’s current employment agreement with HoldCo is scheduled to expire on June 30, 2007.  The term of Mr. Epperson’s new employment agreement will commence on July 1, 2007, and continue until June 30, 2010.

The employment agreement provides that Mr. Epperson will receive a base salary of $550,000 in the first year of the term (from July 1, 2007 through June 30, 2008), $525,000 in the second year of the term (from July 1, 2008 through June 30, 2009) and $200,000 in the third year of the term (from July 1, 2009 through June 30, 2010).  Mr. Epperson will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

Additional benefits under Mr. Epperson’s employment agreement include: (a) a supplemental health benefit covering 100% of the cost of the employee portion of the monthly group health care premiums for Mr. Epperson, his spouse and his dependents, (b) an automobile allowance, (c) the right to receive the death benefit on a split-dollar life insurance policy pursuant to a separate Split Dollar Life Insurance Agreement entered into by Mr. Epperson and the Company, and (d) payment by the Company for all regulatory filing fees associated with the exercise of stock options by Mr. Epperson (including full reimbursement for any income or employment taxes applicable to the payment of such fees).

Mr. Epperson’s employment agreement generally provides that if Mr. Epperson’s employment is terminated as a result of a “disability” (as defined in the employment agreement), HoldCo will:  (a) pay Mr. Epperson the accrued portion of his salary and bonus through the termination date of the employment agreement, (b) pay a severance equal to 100% of Mr. Epperson’s then-current base salary for a period of 15 months without offset of any disability payments Mr. Epperson may receive, and (c) as of the termination date, accelerate 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Epperson by the Company.

If Mr. Epperson’s employment is terminated without “cause” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Epperson as severance an amount equal to his then base salary for six months or the remainder of the term of the employment agreement, whichever period is longer, and (b) if Mr. Epperson dies prior to the expiration of the term, pay his estate an amount equal to the accrued portion of any salary or bonus for Mr. Epperson through the termination date as well as continued coverage under the Company’s benefit plans or programs for a period of twelve months from the termination date.

Mr. Epperson’s employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference into this Item 5.02.

New Employment Agreement with Edward G. Atsinger III

On June 25, 2007, the Committee approved the terms of, and HoldCo and Mr. Atsinger entered into, a new employment agreement pursuant to which Mr. Atsinger will continue to serve as the Company’s Chief Executive Officer.  Mr. Atsinger’s current employment agreement with HoldCo is scheduled to expire on June 30, 2007.  The term of Mr. Atsinger’s new employment agreement will commence on July 1, 2007, and continue until June 30, 2010.

The employment agreement provides that Mr. Atsinger will receive a base salary of $750,000 in the first year of the term (from July 1, 2007 through June 30, 2008), $850,000 in the second year of the term (from July 1, 2008 through June 30, 2009) and $850,000 in the third year of the term (from July 1, 2009 through June 30, 2010).  Mr. Atsinger will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

Mr. Atsinger’s employment agreement generally provides that if Mr. Atsinger’s employment is terminated as a result of a “disability” (as defined in the employment agreement), HoldCo will:  (a) pay Mr. Atsinger the accrued portion of his salary and bonus through the termination date of the employment agreement, (b) pay a severance equal to 100% of Mr. Atsinger’s then-current base salary for a period of 15 months without offset of any disability payments Mr. Atsinger may receive, and (c) as of the termination date, accelerate 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Atsinger by the Company.

If Mr. Atsinger’s employment is terminated without “cause” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Atsinger as severance an amount equal to his then base salary for six months or the remainder of the term of the employment agreement, whichever period is longer, (b) if Mr. Atsinger dies prior to the expiration of the term, pay his estate an amount equal to the accrued portion of any salary or bonus for Mr. Atsinger through the termination date as well as continued coverage under the Company’s benefit plans or programs for a period of twelve months from the termination date.

Additional benefits under Mr. Atsinger’s employment agreement include: (a) a supplemental health benefit covering 100% of the cost (including full reimbursement for 100% of all travel costs and any income or employment taxes applicable to this supplemental coverage) of all vision, health or dental expenses incurred by Mr. Atsinger that are not otherwise covered by the Company’s medical benefits program, (b) an automobile allowance, (c) the right to receive the death benefit on a split-dollar life insurance policy pursuant to a separate Split Dollar Life Insurance Agreement entered into by Mr. Atsinger and the Company, and (d) payment by the Company for all regulatory filing fees associated with the exercise of stock options by Mr. Atsinger (including full reimbursement for any income or employment taxes applicable to the payment of such fees).

Mr. Atsinger’s employment agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference into this Item 5.02.

New Employment Agreement with Eric H. Halvorson

On June 25, 2007, the Committee approved the terms of, and HoldCo and Mr. Halvorson entered into, a new employment agreement pursuant to which Mr. Halvorson will serve as the Company’s President and Chief Operating Officer.  The term of Mr. Halvorson’s new employment agreement will commence on July 1, 2007, and continue until June 30, 2010.

The employment agreement provides that Mr. Halvorson will receive a base salary of $500,000 in the first year of the term (from July 1, 2007 through June 30, 2008), $525,000 in the second year of the term (from July 1, 2008 through June 30, 2009) and $550,000 in the third year of the term (from July 1, 2009 through June 30, 2010).  Mr. Halvorson will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

Mr. Halvorson also received an option to purchase 45,000 shares of the Company’s Class A Common Stock, which option shall vest annually in three equal installments commencing one year from June 25, 2007, the date of the option grant.

Mr. Halvorson’s employment agreement generally provides that if his employment is terminated without “cause” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Halvorson as severance an amount equal to his then base salary for twelve months or the remainder of the term of the employment agreement, whichever period is shorter, (b) provide Mr. Halvorson with health insurance coverage for himself and his dependents for the remainder of the term of the employment agreement, and (c) as of the termination date, accelerate 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Halvorson by the Company.

Additional benefits under Mr. Halvorson’s employment agreement include a supplemental health benefit covering up to $2,000 per year for the costs of Mr. Halvorson’s participation in a health care plan not otherwise provided by the Company.

Mr. Halvorson’s employment agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference into this Item 5.02.

Change in Title, Change in Base Salary and Option Grant to Evan D. Masyr

On June 25, 2007, the Committee approved the promotion of Mr. Masyr whereby he will serve as Senior Vice President and Chief Financial Officer of the Company as of July 1, 2007.  Mr. Masyr’s employment by HoldCo will continue to be governed pursuant to an “at will” employment agreement entered into by HoldCo and Mr. Masyr as of January 1, 2005.

The Committee has also granted: (a) an increase in Mr. Masyr’s base salary as of July 1, 2007 from $225,000 per year to $250,000 per year, and (b) an option to Mr. Masyr for the purchase of 20,000 shares of the Company’s Class A Common Stock, which option shall vest annually in four equal installments commencing one year from June 25, 2007, the date of the option grant.

New Employment Agreement with Joe D. Davis

On June 25, 2007, the Committee approved the terms of, and HoldCo and Mr. Davis entered into, a new employment agreement pursuant to which Mr. Davis will serve as the Company’s President – Radio Division.  The term of Mr. Davis’ new employment agreement will commence on July 1, 2007, and it is an “at will” agreement with no definite period of employment.  On July 1, 2007, Mr. Davis’ new employment agreement will supersede and replace the “at will” employment agreement entered into by HoldCo and Mr. Davis as of April 1, 2005.

The employment agreement provides that, as long as Mr. Davis remains continuously employed by HoldCo, he will receive a base salary paid at the rate of $415,000 effective as of July 1, 2007, a base salary paid at the rate of $430,000 effective as July 1, 2008, and a base salary paid at the rate of $450,000 effective as of July 1, 2009.  Mr. Davis will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

Mr. Davis also received an option to purchase 10,000 shares of the Company’s Class A Common Stock, which option shall vest annually in four equal installments commencing one year from June 25, 2007, the date of the option grant.

Mr. Davis’ employment agreement generally provides that if his employment is terminated without “cause” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Davis as severance an amount equal to his then base salary for twelve months or the period remaining between the termination date and June 30, 2010, whichever period is shorter, and (b) provide Mr. Davis with professional outplacement assistance for a period of 12 consecutive months from the termination date.

Mr. Davis’ employment agreement is filed herewith as Exhibit 10.4 and is incorporated herein by reference into this Item 5.02.

Change in Title of David A. R. Evans

On June 25, 2007, the Committee approved the promotion of Mr. Evans whereby he will serve as the Company’s President – New Business Development, Interactive and Publishing as of July 1, 2007.  Mr. Evan’s employment by HoldCo will continue to be governed pursuant to a three year term employment agreement entered into by HoldCo and Mr. Evans as of September 1, 2005.

A copy of the Company’s press release providing more information about the Reorganization is attached to this Form 8-K as Exhibit 99.1.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2007, the Board of Directors of the Company amended and restated the Company’s Bylaws effective as of the date of the board’s action.  The amended and restated Bylaws were approved by the Board of Directors to, among other things: (a) clarify the duties and responsibilities of the Chief Executive Officer, (b) permit the Company to appoint more than one officer with the title of President, (c) update the manner and method of providing notice of certain board and stockholder meetings, and (d) modify the parties who may serve as the Company’s transfer agent, transfer clerk or registrar.

The amended and restated Bylaws are filed herewith as Exhibit 3.1 and are incorporated herein by reference into this Item 5.03.

Item 8.01             Other Events

In connection with the Reorganization, on June 25, 2007, the Board of Directors of the Company accepted the resignation of Mr. Halvorson as Chairman and member of the Audit Committee of the Board of Directors of the Company and his resignation as a member of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, effective June 25, 2007. The Board also appointed Mr. Dennis M. Weinberg as Chairman of the Audit Committee and Mr. David Davenport as a member of the Audit Committee effective June 25, 2007.

Item 9.01                      Financial Statements and Exhibits.

Item 9.01(c)     Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Salem Communications Corporation
10.1	Employment Agreement with Stuart W. Epperson dated as of July 1, 2007
10.2	Employment Agreement with Edward G. Atsinger III dated as of July 1, 2007
10.3	Employment Agreement with Eric H. Halvorson dated as of July 1, 2007
10.4	Employment Agreement with Joe D. Davis dated as of July 1, 2007
99.1	Press release, dated June 25, 2007, of Salem Communications Corporation regarding reorganization of certain senior management positions

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: June 25, 2007
By: /s/ JONATHAN L. BLOCK
Jonathan L. Block
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Salem Communications Corporation
10.1	Employment Agreement with Stuart W. Epperson dated as of July 1, 2007
10.2	Employment Agreement with Edward G. Atsinger III dated as of July 1, 2007
10.3	Employment Agreement with Eric H. Halvorson dated as of July 1, 2007
10.4	Employment Agreement with Joe D. Davis dated June as of July 1, 2007
99.1	Press release, dated June 25, 2007, of Salem Communications Corporation regarding reorganization of certain senior management positions

EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

SALEM COMMUNICATIONS CORPORATION

(A DELAWARE CORPORATION)

ARTICLE I

CORPORATE OFFICES

1.1           REGISTERED OFFICE

The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

1.2           OTHER OFFICES

The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

2.2           ANNUAL MEETING

(a)           The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected, and any other proper business may be transacted.

(b)           Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2.

(c)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(b) above, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder and of such beneficial owner, as they each appear on the corporation's books, and (y) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

2.3           SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the chief executive officer.  No other person or persons are permitted to call a special meeting.

2.4           NOTICE OF STOCKHOLDERS' MEETINGS

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.5           CONDUCT OF MEETING

The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the board or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.6           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders shall be given either personally or by first-class mail, by electronic transmission consented to by the stockholder or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time when delivered personally or deposited in the mail.  Notice given by electronic transmission shall be deemed given (i) if by telefacsimile, when directed to a number at which the stockholder has consented to receive notice, (ii) if by e-mail, when directed to an e-mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7           QUORUM

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with this Section 2.7.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

2.8           ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

        2.10           WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11           RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors in the case of an action in writing without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If the board of directors does not so fix a record date, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action to be taken is delivered to the corporation at its principal place of business or to the corporation's registered office in Delaware.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

2.12           PROXIES

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile, e-mail or otherwise) by the stockholder or the stockholder's attorney- in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

2.13           LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III
DIRECTORS
3.1           POWERS

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2     NUMBER OF DIRECTORS

           The board of directors shall consist of not less than six (6) nor more than fifteen (15) members, with the exact number within that range to be set from time to time exclusively by resolution of the board of directors.

3.3           ELECTION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4           RESIGNATION AND VACANCIES

Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

All vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

                       Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

           Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.
     (c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

         (d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

           (g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

                  3.6    REGULAR MEETINGS

           Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held next succeeding full business day.

3.7           SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, e-mail or telefacsimile, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, e-mail or telefacsimile, it shall be delivered personally or by telephone, e-mail or telefacsimile at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone, e-mail or telefacsimile may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

            3.8           QUORUM

        A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.

               A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

    3.9           WAIVER OF NOTICE

Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

    3.10           ADJOURNMENT

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11           NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

3.12           BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.13           FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.14           APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to:

(a)           approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or

(b)           adopt, amend or repeal any bylaw of the corporation.

4.2           MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings; notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.3           COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when requested.

ARTICLE V

OFFICERS

5.1           OFFICERS

The officers of the corporation shall be a chief executive officer, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more presidents, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2           ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

5.3           SUBORDINATE OFFICERS

The board of directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4           REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5           VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6           CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the stockholders and the board of directors and shall exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these bylaws.

5.7           CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.  In the absence or nonexistence of a chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and all meetings of the board of directors.  The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8           PRESIDENT(S)

In the absence or disability of the chief executive officer, the president, if any, and then the divisional president(s), if any, in order of their rank as fixed by the board of directors or, if not ranked, a president or divisional president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the chairman of the board.

5.9           VICE PRESIDENTS

In the absence or disability of the presidents, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the presidents and when so acting shall have all the powers of, and be subject to all the restrictions upon, the presidents. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the chairman of the board.

5.10           SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws, shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.11           CHIEF FINANCIAL OFFICER

The chief financial officer shall be the treasurer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, the president, and directors, whenever they request it, an account of all transactions effected as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,

AND OTHER AGENTS

6.1           INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Section 6.1 or otherwise.

This Section shall create a right of indemnification for each person referred to above, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to the adoption of this Section, and in the event of death, such right shall extend to such person's legal representatives.  The rights conferred on any person by this Section shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise. Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

6.2           INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3           INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

ARTICLE VII

RECORDS AND REPORTS

7.1           MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2           INSPECTION BY DIRECTORS

Any director shall have the right to examine (and to make copies of) the corporation's stock.  Any director shall have the right to examine (and to make copies of) the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

7.3           REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, if any, the chief executive officer, any president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer or a president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.4           CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

ARTICLE VIII

GENERAL MATTERS

8.1           RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Delaware General Corporation Law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

8.2           CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3           CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4           STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, if any, the chief executive officer, any president, or any vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5           SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6           LOST CERTIFICATES

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.7           TRANSFER AGENTS AND REGISTRARS

The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which may but shall not be required to be an incorporated bank or trust company (either domestic or foreign) who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

8.8           CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of July 1, 2007, by and between Stuart W. Epperson, an individual ("Executive"), and Salem Communications Holding Corporation, a Delaware corporation (the "Company").

RECITALS

WHEREAS, the Executive and the Company are parties to an Employment Agreement, dated July 1, 2004 (the "Old Employment Agreement");

WHEREAS, the Executive and the Company wish to terminate the Old Employment Agreement, effective as of midnight on June 30, 2007;

WHEREAS, the Company desires to employ Executive in the capacity of Chairman of the Board of the Company on the terms and conditions set forth herein; and

WHEREAS, Executive desires to serve in such capacity on behalf of the Company and to provide to the Company the services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

1.           Employment by the Company and Term.

(a)           Duties.  Subject to the terms set forth herein, the Company agrees to employ Executive as Chairman of the Board and Executive hereby accepts such employment.  As Chairman of the Board, Executive shall have the authority, functions, duties, powers and responsibilities for Executive's corporate office and position as set forth in the Company's Bylaws from time to time and such other authority, functions, duties, powers and responsibilities as the Board of Directors of the Company (the "Board") may from time to time prescribe or delegate to Executive, in all cases to be consistent with Executive's corporate offices and positions.  Notwithstanding the foregoing, the Board may change Executive’s title, corporate office, positions, authority, functions, duties, powers and responsibilities from time to time if it, in its sole discretion, believes such change(s) to be in the best interest of the Company, provided that in no event shall Executive’s status be of lesser stature than as non-executive Vice Chairman.

(b)           Full Time and Best Efforts.  During the Term, Executive shall apply, on a full-time basis, all of his skill and experience to the performance of his duties hereunder and shall not, without the prior consent of the Board, devote substantial amounts of time to outside business activities.  The performance of Executive's duties shall be in Winston-Salem, North Carolina, subject to reasonable travel as the performance of his duties in the business may require.  Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to civic, community, charitable or passive investment activities in a manner which is reasonably consistent with his historic practices.

(b)           Company Policies.  The employment relationship between the parties shall be governed by the general employment policies and practices of the Company and of its parent, Salem Communications Corporation, a Delaware corporation (“Parent”), including without limitation the policies described in Section 10 of this Agreement, except that when the terms of this Agreement differ from or are in conflict with the Company's or Parent’s general employment policies or practices, this Agreement shall control.

(c)           Term.  Executive’s term of employment under this Agreement shall commence as of the date hereof (the “Effective Date”) and, subject to the terms hereof, shall terminate on such date (the “Termination Date”) that is the earlier of: (1) June 30, 2010, or (2) the termination of Executive’s employment pursuant to Section 4 of this Agreement.  The period from the Effective Date until the Termination Date shall be defined herein as the “Term.”

2.           Compensation and Benefits.

(a)           Cash Salary.  Executive shall receive for services to be rendered hereunder an annual base salary (the "Base Salary") as follows:

(i)	In the first year of this Agreement, Five Hundred Fifty Thousand Dollars ($550,000);

(ii)	In the second year of this Agreement, Five Hundred Twenty Five Thousand Dollars ($525,000); and,

(iii)	In the third year of this Agreement, Two Hundred Thousand Dollars ($200,000).

(b)           Participation in Benefit Plans.  During the Term, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability, compensation or other plan or program of the Parent or Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof.  The Company may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate.  The availability and terms of such benefit plans shall be set by the Board of Directors of Parent, or its designated committee, and may change from time-to-time.  Executive shall be required to comply with all conditions attendant to coverage by the benefit plans hereunder and shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be enumerated from time to time.

(c)           Perquisites.  During the Term, the Company shall provide Executive with the perquisites and other fringe benefits generally made available to senior executives of the Company and any such other benefits as the Board of Directors of Parent, or its designated committee, may elect to grant from time-to-time including the following:

(1)           Automobile Allowance.  The Company shall provide Executive, at no cost to Executive, the use of a company-owned or company-leased vehicle of a cost and quality reasonably acceptable to the Company but, in any event, equal to or exceeding the cost and quality of the vehicle presently used by Executive.  The Company shall pay, or reimburse Executive for, all costs associated with operating, maintaining and insuring such automobile, provided such costs are itemized and presented to the company in writing and in a form as then prescribed by the Company in its policies for the reimbursement of employee business expenses;

(2)           Life Insurance.  The Company shall provide Executive the death benefit provided under a split-dollar life insurance policy pursuant to a separate Split Dollar Life Insurance Agreement dated December 31, 2003, and entered into by Executive and the Company;

(3)           Regulatory Filings.  The Company shall pay for all governmental and regulatory filings required by Executive solely as a result of his position as an officer or director of the Company or Parent, including, but not limited to, all Section 16 filings required by Executive.  For avoidance of doubt, such filings would include SEC Forms 4 and 5 and Schedule 13G and FCC ownership reports and transfer applications and would not include other filings required in connection with the sale of company stock by Executive;

         (4)           Regulatory Filings/Fees Associated with Option Exercises.  In the event Executive is required to make regulatory filings as a result of his exercise of options granted him by the Company for the purchase of stock of the Parent, the Company shall pay the cost of such filings, including any filing fee.  The benefits provided in this Section 2(c)(4) shall include full reimbursement for any income and employment taxes applicable to such benefits;

               (5)           Travel and Entertainment Expenses.  Reasonable, bona-fide Company-related entertainment and travel expenses incurred by Executive in accordance with the Employee Handbook, Code of Ethical Conduct, Financial Code of Conduct and other written policies, all as issued by the Company, relating thereto shall be reimbursed or paid by the Company; and,

(6)            Health Benefit.  Employer will pay the employee, spouse and dependents portions of the monthly group health care premiums on behalf of Executive.

    3.           Bonuses.

In addition to the other compensation of Executive as set forth herein, and subject to the provisions of Section 4 hereof, Executive shall be eligible for an annual merit bonus in an amount to be determined at the discretion of the Board of Directors of the Company, which bonus may be paid in cash, options or a combination thereof.

4.           Termination of Employment.

 (a)           Termination For Cause.

(1)           Termination; Payment of Accrued Salary.  The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

(2)           Definition of Cause.  For the purposes of this Agreement, “Cause” shall mean, without limitation, the following:  (A) the death of Executive; (B) any mental or physical impairment which prevents Executive at any time during the Term from performing the essential functions of his full duties for a period of 180 days within any 270 day period and Executive thereafter fails to return to work within 10 days of notice by the Company of intention to terminate (“Disability”); (C) continued gross neglect, malfeasance or gross insubordination in performing duties assigned to Executive; (D) a conviction for a crime involving moral turpitude; (E) an egregious act of dishonesty (including without limitation theft or embezzlement) in connection with employment, or a malicious action by Executive toward Parent, Company, or their affiliates or related entities (together with Parent, collectively “Affiliates”); (F) a violation of the provisions of Section 6(a) hereof; (G) a willful breach of this Agreement; (H) disloyalty; and (I) material and repeated failure to carry out reasonably assigned duties or instructions consistent with Executive’s position.

 (b)           Termination by Executive.  Executive shall have the right, at his election, to terminate his employment with the Company by notice to the Company to that effect: (1) if the Company shall have failed to substantially perform a material condition or covenant of this Agreement ("Company's Material Breach") or (2) if the Company materially reduces or diminishes Executive's powers and responsibilities hereunder; provided, however, that a termination under clauses (1) and (2) of this Section 4(b) shall not be effective until Executive shall have given notice to the Company specifying the claimed breach and, provided such breach is curable, Company fails to correct the claimed breach within 30 days after the receipt of the applicable notice or such longer term as may be reasonably required by the Company due to the nature of the claimed breach (but within 10 days if the failure to perform is a failure to pay monies when due under the terms of this Agreement).

(c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

(d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.
(g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

5.           Right of First Refusal on Corporate Opportunities.

During the Term, Executive agrees that he shall, prior to exploiting a Corporate Opportunity (hereafter defined) for his own account or for the benefit of an immediate family member’s account, offer the Company a right of first refusal with respect to such Corporate Opportunity.  For purposes of this Section 5, “Corporate Opportunity” shall mean any business opportunity that is in the same or a related business as any of the businesses in which the Company or any of its Affiliates is involved.  The determination as to whether a business opportunity constitutes a Corporate Opportunity shall be made by the Nominating and Corporate Governance Committee of Parent or a majority of the disinterested and independent members of the Board, and their determination shall be based on an evaluation of: (a) the extent to which the Corporate Opportunity is within the Company’s or any of its Affiliates’ existing lines of business or its existing plans to expand; (b) the extent to which the Corporate Opportunity supplements the Company’s or any of its Affiliates’ existing lines of activity or complements the Company’s or any of its Affiliates’ existing methods of service; (c) whether the Company has available resources that can be utilized in connection with the Corporate Opportunity; (d) whether the Company is legally or contractually barred from utilizing the Corporate Opportunity; (e) the extent to which utilization of the Corporate Opportunity by Executive would create conflicts of interest with the Company or any of its Affiliates; and (f) any other factors the Nominating and Corporate Governance Committee or such disinterested and independent Board members deem(s) appropriate under the circumstances.

6.           Executive’s Obligations.

(a)           Confidential Information. Executive agrees that, during the Term or at any time thereafter:
(1)           Executive shall not use for any purpose other than the duly authorized business of Company, or disclose to any third party, any information relating to Company or any of its Affiliates which is proprietary to Company or any of its Affiliates ("Confidential Information"), including any customer list, contact information, rate schedules, programming, data, plans, intellectual property, trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of Executive’s duties under this Agreement consistent with Company's policies) regardless of whether or not such information has been labeled as “confidential”; and

(2)           Executive shall comply with any and all confidentiality obligations of Company to a third party, whether arising under a written agreement or otherwise.

(b)           Work For Hire.

(1)           The results and proceeds of Executive’s services to Company, including, without limitation, any works of authorship resulting from Executive’s services during Executive’s employment with Company and/or any of its Affiliates and any works in progress resulting from such services, shall be works-made-for-hire and Company shall be deemed the sole owner of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Company determines in its sole discretion without any further payment to Executive. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Company under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign any and all of Executive’s right, title and interest thereto, whether now known or hereafter defined or discovered, and Company shall have the right to use the work in perpetuity in any location and in any manner Company determines in its sole discretion without any further payment to Executive.

(2)           Executive shall do any and all things which Company may deem useful or desirable to establish or document Company's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if Executive is unavailable or unwilling to execute such documents, Executive hereby irrevocably designates the Chairman of the Board of Directors of Parent or his designee as Executive’s attorney-in-fact with the power to execute such documents on Executive’s behalf. To the extent Executive has any rights in the results and proceeds of Executive’s services under this Agreement that cannot be assigned as described above, Executive unconditionally and irrevocably waives the enforcement of such rights.

(3)           Works-made-for-hire do not include subject matter that meets all of the following criteria:  (A) is conceived, developed and created by Executive on Executive’s own time without using the Company’s or any of its Affiliate’s equipment, supplies or facilities or any trade secrets or confidential information, (B) is unrelated to the actual or reasonably anticipated business or research and development of Company or any of its Affiliates of which Executive is or becomes aware; and (C) does not result from any work performed by Executive for Company or any of its Affiliates.

                      (c)           Return of Property. All documents, data, recordings, equipment or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for Executive and utilized by Executive in the course of Executive’s employment with Company or any of its Affiliates shall remain the exclusive property of Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that Executive shall be entitled to retain documents reasonably related to his prior interest as a shareholder.  Upon termination of employment, Executive shall promptly return all property of Company or any of its Affiliates.

           (d)           Use of Executive’s Name, Image and Likeness.  Company may make use of Executive’s name, photograph, drawing or other likeness in connection with the advertising or the giving of publicity to Company, Parent or a program broadcast or content provided by Company, Parent or any Affiliates.  In such regard, Company may make recordings, transcriptions, videotapes, films and other reproductions of any and all actions performed by Executive in his or her capacity as an Executive of Company, including without limitation any voice-over or announcing material provided by Executive (collectively “Executive Performances”).  Company shall have the right to broadcast, display, license, assign or use any Executive Performances on a royalty-free basis without additional compensation payable to Executive.

7.           Noninterference.

While employed by the Company and for a period of two years thereafter, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any executive or material employee of the Company or any of its Affiliates to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other Company.

8.           Noncompetition.

Executive agrees that during the Term and for a period of two years thereafter, he shall not, without the prior consent of the Company, directly or indirectly, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is in competition with the business of the Company or any of its Affiliates (a) during the Term, in any location, and (b) for the two-year period following the termination of this Agreement, in any province, state or jurisdiction in which the Company or any of its Affiliates was conducting business at the date of termination of Executive's employment and continues to do so thereafter; provided, however, that the foregoing shall not prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.  Notwithstanding the foregoing, this paragraph shall not operate to limit Executive’s ability to provide non-confidential information to, serve on the board of directors of, or be employed by any 501(c)(3) organization, including any such organization operating non-commercial radio station(s).

9.           Remedies.

Executive acknowledges that a breach or threatened breach by Executive of any the provisions of Sections 5, 6, 7 or 8 will result in the Company and its stockholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of monetary damages alone.  Accordingly, Executive agrees that the Company shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled should there be such a breach or threatened breach.

10.           Personal Conduct.

Executive agrees to promptly and faithfully comply with all present and future policies, requirements, directions, requests and rules and regulations of the Company in connection with the Company’s business, including without limitation the policies and requirements set forth in Parent’s Employee Handbook, Code of Ethical Conduct and Financial Code of Conduct.  Executive further agrees to comply with all laws and regulations pertaining to Executive’s employment with the Company.  Executive hereby agrees not to engage in any activity that is in direct conflict with the essential interests of the Company or any of its Affiliates.  Executive hereby acknowledges that nothing set forth in the Employee Handbook, Code of Ethical Conduct or Financial Code of Conduct or any other policy issued by the Company or Parent shall be deemed to create a separate contractual obligation, guarantee or inducement between Executive and the Company.

         11.           Indemnification.

The Company shall indemnify Executive to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses).  Executive shall be entitled to the protection of any insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding (other than any action, suit or proceeding arising under or relating to this Agreement) to which Executive may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its Affiliates, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.  The Company covenants to maintain during Executive’s employment for the benefit of Executive (in his capacity as an officer and director of the Company) Directors’ and Officers’ Insurance providing benefits to Executive no less favorable, taken as a whole, than the benefits provided to the other senior executives of the Company by the Directors’ and Officers’ Insurance maintained by the Company on the date hereof; provided, however, that the Board may elect to terminate Directors’ and Officers’ Insurance for all officers and directors, including Executive, if the Board determines in good faith that such insurance is not available or is available only at unreasonable expense.

12.           Miscellaneous.

(a)           Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of (1) personal delivery (including personal delivery by e-mail or fax), (2) on the first day after mailing by overnight courier, or (3) on the third day after mailing by first class mail, to the recipient at the address indicated below:

        To the Company:

Salem Communications Holding Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:  Jonathan L. Block, Secretary

To Executive:

Stuart W. Epperson
3780 Will Scarlet Road
Winston-Salem, NC 27104

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(b)           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and all remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

(c)           Entire Agreement.  This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.  Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to the employment of Executive by the Company or the payment of any compensation or the provision of any benefit in connection therewith or otherwise, are hereby terminated and shall be of no further force and effect.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same agreement.

(e)           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

(f)           Amendments.  No amendments or other modifications to this Agreement may be made except by a writing signed by both parties.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

(g)           Attorneys' Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to other relief to which he or it may be entitled.

(h)           Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

           (i)           Resolution of Disputes.  Company and Executive mutually agree to resolve any and all legal claims arising from or in any way relating to Executive’s employment with Company through mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by binding arbitration under the Federal Arbitration Act subject to the terms and conditions provided below.  Notwithstanding the foregoing, insured workers’ compensation claims (other than wrongful discharge claims) and claims for unemployment insurance are excluded from arbitration under this Agreement.  This Agreement does not prevent the filing of charges with administrative agencies such as the Equal Employment Opportunity Commission, the National Labor Relations Board, or equivalent state agencies.  Arbitration shall be conducted in Ventura County, California in accordance with any of the following, at Executive’s election:  (a) the JAMS® Employment Rules of Procedure, or (b) the rules of procedure issued by another alternative dispute resolution service mutually acceptable to Executive and Company.  Any award issued in accordance with this Section 11(i) shall be rendered as a judgment in any trial court having competent jurisdiction.  Company shall pay the arbitration fees and expenses, less any filing fee amount the Executive would otherwise have to pay to pursue a comparable lawsuit in a United States district court in the jurisdiction where the dispute arises or state court in the jurisdiction where the dispute arises, whichever is less.  All other rights, remedies, exhaustion requirements, statutes of limitations and defenses applicable to claims asserted in a court of law shall apply in the arbitration.  Executive expressly waives any presumption or rule, if any, which requires this Agreement to be construed against the Company.

            (j)           Integration.  This Agreement comprises the entire understanding of the parties with respect to the subject matter and shall supersede all other prior written or oral agreements, including without limitation the Old Employment Agreement.

(k)           Survival; Modification of Terms.  No change in Executive’s duties or salary shall affect, alter, or otherwise release Executive from the covenants and agreements contained herein.  All post-termination covenants, agreements, representations and warranties made herein by Executive shall survive the expiration or termination of this Agreement or employment under this Agreement in accordance with their respective terms and conditions.

      IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

"EXECUTIVE"

By: /s/ STUART W. EPPERSON
Stuart W. Epperson
Chairman of the Board

"COMPANY"

SALEM COMMUNICATIONS HOLDING CORPORATION

By: /s/ EDWARD G. ATSINGER III
Edward G. Atsinger III
Chief Executive Officer

I hereby certify that the terms and conditions of this Employment Agreement have been reviewed and approved by the Compensation Committee of Salem Communications Corporation.

Date:           June 25, 2007
By: /s/ ROLAND S. HINZ
Roland S. Hinz
Chairman of the Compensation Committee,
Salem Communications Corporation

EXHIBIT 10.2
EMPLOYMENTAGREEMENT

This Employment Agreement (the "Agreement") is entered into as of July 1, 2007, by and between Edward G. Atsinger III, an individual ("Executive"), and Salem Communications Holding Corporation, a Delaware corporation (the "Company").

RECITALS

WHEREAS, the Executive and the Company are parties to an employment agreement, dated July 1, 2004 (the "Old Employment Agreement");

WHEREAS, the Executive and the Company wish to terminate the Old Employment Agreement, effective as of midnight on June 30, 2007;

WHEREAS, the Company desires to employ Executive in the capacity of President and Chief Executive Officer of the Company on the terms and conditions set forth herein; and

WHEREAS, Executive desires to serve in such capacity on behalf of the Company and to provide to the Company the services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

1.           Employment by the Company and Term.

(a)           Duties.  Subject to the terms set forth herein, the Company agrees to employ Executive Chief Executive Officer and Executive hereby accepts such employment.  As Chief Executive Officer, Executive shall have responsibility for the day-to-day operations of the Company and shall have the authority, functions, duties, powers and responsibilities for Executive's corporate offices and positions which are set forth in the Company's Bylaws from time to time in effect and such other authority, functions, duties, powers and responsibilities as the Board of Directors of the Company (the "Board") may from time to time prescribe or delegate to Executive, in all cases to be consistent with Executive's corporate offices and positions.  Notwithstanding the foregoing, the Board may change Executive’s title, corporate office, positions, authority, functions, duties, powers and responsibilities from time to time if it, in its sole discretion, believes such change(s) to be in the best interest of the Company, provided that in no event shall Executive’s status be of lesser stature than as Chief Executive Officer or Chairman of the Board.

(b)           Full Time and Best Efforts.  During the Term, Executive shall apply, on a full-time basis, all of his skill and experience to the performance of his duties hereunder and shall not, without the prior consent of the Board, devote substantial amounts of time to outside business activities.  The performance of Executive's duties shall be in Camarillo, California, subject to reasonable travel as the performance of his duties in the business may require.  Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to civic, community, charitable or passive investment activities and may devote up to 600 hours per year in the management and operation of his aircraft charter and fixed based operator company (the “FBO”).

(c)           Company Policies.  The employment relationship between the parties shall be governed by the general employment policies and practices of the Company and of its parent, Salem Communications Corporation, a Delaware corporation (“Parent”), including without limitation the policies described in Section 10 of this Agreement, except that when the terms of this Agreement differ from or are in conflict with the Company's or Parent’s general employment policies or practices, this Agreement shall control.

           (d)           Term.  Executive’s term of employment under this Agreement shall commence as of the date hereof (the “Effective Date”) and, subject to the terms hereof, shall terminate on such date (the “Termination Date”) that is the earlier of: (1) June 30, 2010, or (2) the termination of Executive’s employment pursuant to Section 4 of this Agreement.  The period from the Effective Date until the Termination Date shall be defined herein as the “Term.”

  2.           Compensation and Benefits.

    (a)           Cash Salary.  Executive shall receive for services to be rendered hereunder an annual base salary (the "Base Salary") as follows:

(iv)	In the first year of this Agreement, Seven Hundred Fifty Thousand Dollars ($750,000);

(v)	In the second year of this Agreement, Eight Hundred Fifty Thousand Dollars ($850,000); and,

(vi)	In the third year of this Agreement, Eight Hundred Fifty Thousand Dollars ($850,000).

 (b)           Participation in Benefit Plans.  During the Term, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability, compensation or other plan or program of the Parent or Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof.  The Company may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate.  The availability and terms of such benefit plans shall be set by the Board of Directors of Parent, or its designated committee, and may change from time-to-time.  Executive shall be required to comply with all conditions attendant to coverage by the benefit plans hereunder and shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be enumerated from time to time.

(c)           Perquisites.  During the Term, the Company shall provide Executive with the perquisites and other fringe benefits generally made available to senior executives of the Company and any such other benefits as the Board of Directors of Parent, or its designated committee, may elect to grant from time-to-time including the following:

(1)           Automobile Allowance.  The Company shall provide Executive, at no cost to Executive, the use of a company-owned or company-leased vehicle of a cost and quality reasonably acceptable to the Company but, in any event, equal to or exceeding the cost and quality of the vehicle presently used by Executive.  The Company shall pay, or reimburse Executive for, all costs associated with operating, maintaining and insuring such automobile, provided such costs are itemized and presented to the company in writing and in a form as then prescribed by the Company in its policies for the reimbursement of employee business expenses;

(2)           Life Insurance.  The Company shall provide Executive the death benefit provided under a split-dollar life insurance policy pursuant to a separate Split Dollar Life Insurance Agreement dated December 31, 2003, and entered into by Executive and the Company;

(3)           Regulatory Filings.  The Company shall pay for all governmental and regulatory filings required by Executive solely as a result of his position as an officer or director of the Company or Parent, including, but not limited to, all Section 16 filings required by Executive.  For avoidance of doubt, such filings would include SEC Forms 4 and 5 and Schedule 13D and FCC ownership reports and transfer applications and would not include other filings required in connection with the sale of company stock by Executive;

          (4)           Regulatory Filings/Fees Associated with Option Exercises.  In the event Executive is required to make regulatory filings as a result of his exercise of options granted him by the Company for the purchase of stock of the Parent, the Company shall pay the cost of such filings, including any filing fee.  The benefits provided in this Section 2(c)(5) shall include full reimbursement for any income and employment taxes applicable to such benefits;

(5)           Travel and Entertainment Expenses.  Reasonable, bona-fide Company-related entertainment and travel expenses incurred by Executive in accordance with the Employee Handbook, Code of Ethical Conduct, Financial Code of Conduct and other written policies, all as issued by the Company, relating thereto shall be reimbursed or paid by the Company; and,

(6)            Supplemental Health Benefit.  In addition to the group medical, dental and vision insurance provided by the Company, the Company shall either provide Executive with supplemental medical insurance or reimburse Executive, in either case, for one hundred percent (100%) of the costs of all medical expenses for Executive, including any vision, health or dental expenses incurred by Executive, that are not covered under the Company’s medical benefits programs.  The Company shall also reimburse Executive for one hundred percent (100%) of the costs of travel related to Executive’s procurement of medical care in accordance with Executive’s normal standard of travel.  The benefits provided in this Section 2(c)(3) shall include full reimbursement for any income and employment taxes applicable to such benefits.

3.           Bonuses.

In addition to the other compensation of Executive as set forth herein, and subject to the provisions of Section 4 hereof, Executive shall be eligible for an annual merit bonus in an amount to be determined at the discretion of the Board of Directors of the Company, which bonus may be paid in cash, options or a combination thereof.

4.           Termination of Employment.

 (a)           Termination For Cause.

(1)           Termination; Payment of Accrued Salary.  The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

(2)           Definition of Cause.  For the purposes of this Agreement, “Cause” shall mean, without limitation, the following:  (A) the death of Executive; (B) any mental or physical impairment which prevents Executive at any time during the Term from performing the essential functions of his full duties for a period of 180 days within any 270 day period and Executive thereafter fails to return to work within 10 days of notice by the Company of intention to terminate (“Disability”); (C) continued gross neglect, malfeasance or gross insubordination in performing duties assigned to Executive; (D) a conviction for a crime involving moral turpitude; (E) an egregious act of dishonesty (including without limitation theft or embezzlement) in connection with employment, or a malicious action by Executive toward Parent, Company, or their affiliates or related entities (together with Parent, collectively “Affiliates”); (F) a violation of the provisions of Section 6(a) hereof; (G) a willful breach of this Agreement; (H) disloyalty; and (I) material and repeated failure to carry out reasonably assigned duties or instructions consistent with Executive’s position.

         (b)           Termination by Executive.  Executive shall have the right, at his election, to terminate his employment with the Company by notice to the Company to that effect: (1) if the Company shall have failed to substantially perform a material condition or covenant of this Agreement ("Company's Material Breach") or (2) if the Company materially reduces or diminishes Executive's powers and responsibilities hereunder; provided, however, that a termination under clauses (1) and (2) of this Section 4(b) shall not be effective until Executive shall have given notice to the Company specifying the claimed breach and, provided such breach is curable, Company fails to correct the claimed breach within 30 days after the receipt of the applicable notice or such longer term as may be reasonably required by the Company due to the nature of the claimed breach (but within 10 days if the failure to perform is a failure to pay monies when due under the terms of this Agreement).
     (c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

         (d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

(g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

     (c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

         (d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

(g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

     (c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

         (d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

(g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

5.           Right of First Refusal on Corporate Opportunities.

During the Term, Executive agrees that he shall, prior to exploiting a Corporate Opportunity (hereafter defined) for his own account or for the benefit of an immediate family member’s account, offer the Company a right of first refusal with respect to such Corporate Opportunity.  For purposes of this Section 5, “Corporate Opportunity” shall mean any business opportunity that is in the same or a related business as any of the businesses in which the Company or any of its Affiliates is involved; provided that “Corporate Opportunity” shall not include any business opportunity that is in the same or a related business as any of the businesses in which the FBO is involved.  The determination as to whether a business opportunity constitutes a Corporate Opportunity shall be made by the Nominating and Corporate Governance Committee of Parent or a majority of the disinterested and independent members of the Board, and their determination shall be based on an evaluation of: (a) the extent to which the Corporate Opportunity is within the Company's or any of its Affiliates’ existing lines of business or its existing plans to expand; (b) the extent to which the Corporate Opportunity supplements the Company’s or any of its Affiliates’ existing lines of activity or complements the Company's or any of its Affiliates' existing methods of service; (c) whether the Company has available resources that can be utilized in connection with the Corporate Opportunity; (d) whether the Company is legally or contractually barred from utilizing the Corporate Opportunity; (e) the extent to which utilization of the Corporate Opportunity by Executive would create conflicts of interest with the Company or any of its Affiliates; and (f) any other factors the Nominating and Corporate Governance Committee or such disinterested and independent Board members deem(s) appropriate under the circumstances.

6.           Executive’s Obligations.

(a)           Confidential Information. Executive agrees that, during the Term or at any time thereafter:
(1)           Executive shall not use for any purpose other than the duly authorized business of Company, or disclose to any third party, any information relating to Company or any of its Affiliates which is proprietary to Company or any of its Affiliates ("Confidential Information"), including any customer list, contact information, rate schedules, programming, data, plans, intellectual property, trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of Executive’s duties under this Agreement consistent with Company's policies) regardless of whether or not such information has been labeled as “confidential”; and

(2)           Executive shall comply with any and all confidentiality obligations of Company to a third party, whether arising under a written agreement or otherwise.

(b)           Work For Hire.

(1)           The results and proceeds of Executive’s services to Company, including, without limitation, any works of authorship resulting from Executive’s services during Executive’s employment with Company and/or any of its Affiliates and any works in progress resulting from such services, shall be works-made-for-hire and Company shall be deemed the sole owner of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Company determines in its sole discretion without any further payment to Executive. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Company under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign any and all of Executive’s right, title and interest thereto, whether now known or hereafter defined or discovered, and Company shall have the right to use the work in perpetuity in any location and in any manner Company determines in its sole discretion without any further payment to Executive.

(2)           Executive shall do any and all things which Company may deem useful or desirable to establish or document Company's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if Executive is unavailable or unwilling to execute such documents, Executive hereby irrevocably designates the Chairman of the Board of Directors of Parent or his designee as Executive’s attorney-in-fact with the power to execute such documents on Executive’s behalf. To the extent Executive has any rights in the results and proceeds of Executive’s services under this Agreement that cannot be assigned as described above, Executive unconditionally and irrevocably waives the enforcement of such rights.

(3)           Works-made-for-hire do not include subject matter that meets all of the following criteria:  (A) is conceived, developed and created by Executive on Executive’s own time without using the Company’s or any of its Affiliate’s equipment, supplies or facilities or any trade secrets or confidential information, (B) is unrelated to the actual or reasonably anticipated business or research and development of Company or any of its Affiliates of which Executive is or becomes aware; and (C) does not result from any work performed by Executive for Company or any of its Affiliates.

             (c)           Return of Property. All documents, data, recordings, equipment or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for Executive and utilized by Executive in the course of Executive’s employment with Company or any of its Affiliates shall remain the exclusive property of Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that Executive shall be entitled to retain documents reasonably related to his prior interest as a shareholder.  Upon termination of employment, Executive shall promptly return all of property of the Company or any of its Affiliates.

           (d)           Use of Executive’s Name, Image and Likeness.  Company may make use of Executive’s name, photograph, drawing or other likeness in connection with the advertising or the giving of publicity to Company, Parent or a program broadcast or content provided by Company, Parent or any Affiliates.  In such regard, Company may make recordings, transcriptions, videotapes, films and other reproductions of any and all actions performed by Executive in his or her capacity as an Executive of Company, including without limitation any voice-over or announcing material provided by Executive (collectively “Executive Performances”).  Company shall have the right to broadcast, display, license, assign or use any Executive Performances on a royalty-free basis without additional compensation payable to Executive.

     (c)           Termination Upon Disability.  The Company may terminate Executive's employment in the event Executive suffers a Disability (as defined in Section 4(a)(2) hereof).  After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation shall be payable under this Agreement except that Executive shall receive the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan plus severance equal to 100% of his then Base Salary for 15 months without offset for any disability payments Executive may receive, payable in equal monthly installments.  After the Termination Date, which in this event shall be the date upon which notice of termination is given, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

         (d)           Termination Without Cause.

(1)           Termination Payments.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a) or 4(c), or by Executive pursuant to Section 4(b), the Company shall pay Executive as severance an amount equal to his then Base Salary for the longer of six months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over six consecutive months, or, if longer, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.

(e)           Benefits Upon Termination.   All benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a).

(f)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company, including without limitation those grants described in Section 3(c) of this Agreement, shall become immediately one hundred percent (100%) vested.

(g)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 3(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

7.           Noninterference.

While employed by the Company and for a period of two years thereafter, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any executive or material employee of the Company or any of its Affiliates to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other Company.

8.           Noncompetition.

Executive agrees that during the Term and for a period of two years thereafter, he shall not, without the prior consent of the Company, directly or indirectly, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is in competition with the business of the Company or any of its Affiliates (a) during the Term, in any location, and (b) for the two-year period following the termination of this Agreement, in any province, state or jurisdiction in which the Company or any of its Affiliates was conducting business at the date of termination of Executive's employment and continues to do so thereafter; provided, however, that the foregoing shall not prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

9.           Remedies.

Executive acknowledges that a breach or threatened breach by Executive of any the provisions of Sections 5, 6, 7 or 8 will result in the Company and its stockholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of monetary damages alone.  Accordingly, Executive agrees that the Company shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled should there be such a breach or threatened breach.

10.           Personal Conduct.

Executive agrees to promptly and faithfully comply with all present and future policies, requirements, directions, requests and rules and regulations of the Company in connection with the Company’s business, including without limitation the policies and requirements set forth in Parent’s Employee Handbook, Code of Ethical Conduct and Financial Code of Conduct.  Executive further agrees to comply with all laws and regulations pertaining to Executive’s employment with the Company.  Executive hereby agrees not to engage in any activity that is in direct conflict with the essential interests of the Company or any of its Affiliates.  Executive hereby acknowledges that nothing set forth in the Employee Handbook, Code of Ethical Conduct or Financial Code of Conduct or any other policy issued by the Company or Parent shall be deemed to create a separate contractual obligation, guarantee or inducement between Executive and the Company.

11.           Indemnification.

The Company shall indemnify Executive to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses).  Executive shall be entitled to the protection of any insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding (other than any action, suit or proceeding arising under or relating to this Agreement) to which Executive may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its Affiliates, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.  The Company covenants to maintain during Executive’s employment for the benefit of Executive (in his capacity as an officer and director of the Company) Directors’ and Officers’ Insurance providing benefits to Executive no less favorable, taken as a whole, than the benefits provided to the other senior executives of the Company by the Directors’ and Officers’ Insurance maintained by the Company on the date hereof; provided, however, that the Board may elect to terminate Directors’ and Officers’ Insurance for all officers and directors, including Executive, if the Board determines in good faith that such insurance is not available or is available only at unreasonable expense.

12.           Miscellaneous.

(a)           Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of (1) personal delivery (including personal delivery by e-mail or fax), (2) on the first day after mailing by overnight courier, or (3) on the third day after mailing by first class mail, to the recipient at the address indicated below:

To the Company:

Salem Communications Holding Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:  Jonathan L. Block, Secretary

To Executive:

Edward G. Atsinger III
4880 Santa Rosa Road
Camarillo, CA 93012

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(b)           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and all remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

(c)           Entire Agreement.  This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.  Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to the employment of Executive by the Company or the payment of any compensation or the provision of any benefit in connection therewith or otherwise, are hereby terminated and shall be of no further force and effect.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same agreement.

(e)           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

(f)           Amendments.  No amendments or other modifications to this Agreement may be made except by a writing signed by both parties.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

(g)           Attorneys' Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to other relief to which he or it may be entitled.

(h)           Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

(i)           Resolution of Disputes.  Company and Executive mutually agree to resolve any and all legal claims arising from or in any way relating to Executive’s employment with Company through mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by binding arbitration under the Federal Arbitration Act subject to the terms and conditions provided below.  Notwithstanding the foregoing, insured workers’ compensation claims (other than wrongful discharge claims) and claims for unemployment insurance are excluded from arbitration under this Agreement.  This Agreement does not prevent the filing of charges with administrative agencies such as the Equal Employment Opportunity Commission, the National Labor Relations Board, or equivalent state agencies.  Arbitration shall be conducted in Ventura County, California in accordance with any of the following, at Executive’s election:  (a) the JAMS® Employment Rules of Procedure, or (b) the rules of procedure issued by another alternative dispute resolution service mutually acceptable to Executive and Company.  Any award issued in accordance with this Section 11(i) shall be rendered as a judgment in any trial court having competent jurisdiction.  Company shall pay the arbitration fees and expenses, less any filing fee amount the Executive would otherwise have to pay to pursue a comparable lawsuit in a United States district court in the jurisdiction where the dispute arises or state court in the jurisdiction where the dispute arises, whichever is less.  All other rights, remedies, exhaustion requirements, statutes of limitations and defenses applicable to claims asserted in a court of law shall apply in the arbitration.  Executive expressly waives any presumption or rule, if any, which requires this Agreement to be construed against the Company.

 (j)           Integration.  This Agreement comprises the entire understanding of the parties with respect to the subject matter and shall supersede all other prior written or oral agreements, including without limitation the Old Employment Agreement.

(k)           Survival; Modification of Terms.  No change in Executive’s duties or salary shall affect, alter, or otherwise release Executive from the covenants and agreements contained herein.  All post-termination covenants, agreements, representations and warranties made herein by Executive shall survive the expiration or termination of this Agreement or employment under this Agreement in accordance with their respective terms and conditions.

IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

"EXECUTIVE"

By: /s/ EDWARD G. ATSINGER III
Edward G. Atsinger III
Chief Executive Officer

"COMPANY"

SALEM COMMUNICATIONS HOLDING CORPORATION
By: /s/ JONATHAN L. BLOCK
Jonathan L. Block
Vice President

I hereby certify that the terms and conditions of this Employment Agreement have been reviewed and approved by the Compensation Committee of Salem Communications Corporation.

Date:           June 25, 2007
By: /s/ ROLAND S. HINZ
Roland S. Hinz
Chairman of the Compensation Committee,
Salem Communications Corporation

 EXHIBIT 10.3

  EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of July 1, 2007, by and between Eric H. Halvorson, an individual ("Executive"), and Salem Communications Holding Corporation, a Delaware corporation (the "Company").

RECITALS

WHEREAS, the Company desires to employ Executive in the capacity of President and Chief Operating Officer of the Company to exercise operational control pursuant to the directives of the Chief Executive Officer and on the terms and conditions set forth herein; and

WHEREAS, Executive desires to serve in such capacity on behalf of the Company and to provide to the Company the services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

1.           Employment by the Company and Term.

    (a)           Duties.  Subject to the terms set forth herein, the Company agrees to employ Executive as President and Chief Operating Officer and Executive hereby accepts such employment.  Executive shall report directly to the Chief Executive Officer of the Company and all other officers of the company shall report directly or indirectly to Executive.  Executive agrees to perform all duties reasonable and consistent with a President and Chief Operating Officeras the Chief Executive Officer of the Employer may assign to Executive from time-to-time.  Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may change Executive’s title, corporate office, positions, authority, functions, duties, powers and responsibilities from time to time if it, in its sole discretion, believes such change(s) to be in the best interest of the Company, provided that in no event shall Executive’s status be of lesser stature and responsibility than as President.

(b)           Full Time and Best Efforts.  During the Term, Executive shall apply, on a full-time basis, all of his skill and experience to the performance of his duties hereunder and shall not, without the prior consent of the Board, devote substantial amounts of time to outside business activities.  The performance of Executive's duties shall be in Camarillo, California, subject to reasonable travel as the performance of his duties in the business may require.  Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to civic, community, charitable or passive investment activities and may continue to serve on the board of directors of the following companies: Intuitive Surgical, Inc. and Pastors’ Retreat Network.  Executive may not accept any additional paid board positions without the written consent of the Board or the Company’s Chief Executive Officer.

(c)           Company Policies.  The employment relationship between the parties shall be governed by the general employment policies and practices of the Company and of its parent, Salem Communications Corporation, a Delaware corporation (“Parent”), including without limitation the policies described in Section 10 of this Agreement, except that when the terms of this Agreement differ from or are in conflict with the Company's or Parent’s general employment policies or practices, this Agreement shall control.

    (d)           Term.  Executive’s term of employment under this Agreement shall commence as of the date hereof (the “Effective Date”) and, subject to the terms hereof, shall terminate on such date (the “Termination Date”) that is the earlier of: (1) June 30, 2010, or (2) the termination of Executive’s employment pursuant to Section 4 of this Agreement.  The period from the Effective Date until the Termination Date shall be defined herein as the “Term.”
   2.           Compensation and Benefits.

  (a)           Cash Salary.  Executive shall receive for services to be rendered hereunder an annual base salary (the "Base Salary") as follows:

(vii)	In the first year of this Agreement, Five Hundred Thousand Dollars ($500,000);

(viii)	In the second year of this Agreement, Five Hundred Twenty Five Thousand Dollars ($525,000); and,

(ix)	In the third year of this Agreement, Five Hundred Fifty Thousand Dollars ($550,000).

 (b)           Participation in Benefit Plans.  During the Term, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability, compensation or other plan or program of the Parent or Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof.  The Company may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate.  The availability and terms of such benefit plans shall be set by the Board, or its designated committee, and may change from time-to-time.  Executive shall be required to comply with all conditions attendant to coverage by the benefit plans hereunder and shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be enumerated from time to time.

(c)           Perquisites.  During the Term, the Company shall provide Executive with the perquisites and other fringe benefits generally made available to senior executives of the Company and any such other benefits as the Board, or its designated committee, may elect to grant from time-to-time including the following:

.7  (1)           Regulatory Filings.  The Company shall pay for all governmental and regulatory filings required by Executive solely as a result of his position as an officer or director of the Company or Parent, including, but not limited to, all Section 16 filings required by Executive.  For avoidance of doubt, such filings would include SEC Forms 3, 4 and 5 and Schedule 13 and FCC ownership reports and transfer applications and would not include other filings required in connection with the sale of company stock by Executive;

(2)           Travel and Entertainment Expenses.  Reasonable, bona-fide Company-related entertainment and travel expenses incurred by Executive in accordance with the Employee Handbook, Code of Ethical Conduct, Financial Code of Conduct and other written policies, all as issued by the Company, relating thereto shall be reimbursed or paid by the Company; and,

(3)            Supplemental Health Benefit.  In addition to the group medical, dental and vision insurance provided by the Company, the Company shall provide Executive with an amount, not to exceed $2,000 per year, for the costs of Executive’s participation within the MVP Health Care program or its equivalent.

3.           Bonuses.

In addition to the other compensation of Executive as set forth herein, and subject to the provisions of Section 4 hereof, Executive shall be eligible for an annual merit bonus in an amount to be determined at the discretion of the Board, which bonus may be paid in cash, options or a combination thereof.

4.           Termination of Employment.

 (a)           Termination For Cause.

(1)           Termination; Payment of Accrued Salary.  The Board may terminate Executive's employment with the Company at any time for “Cause” (as defined in Section 4(a)(1) of this Agreement), immediately upon notice to Executive of the circumstances leading to such termination for Cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

(2)           Definition of Cause.  For the purposes of this Agreement, “Cause” shall mean, without limitation, the following:  (A) the death of Executive; (B) any mental or physical impairment which prevents Executive at any time during the Term from performing the essential functions of his full duties for a period of 100 days within any 150 day period and Executive thereafter fails to return to work within 10 days of notice by the Company of intention to terminate (“Disability”); (C) continued gross neglect, malfeasance or gross insubordination in performing duties assigned to Executive; (D) a conviction for a crime involving moral turpitude; (E) an egregious act of dishonesty (including without limitation theft or embezzlement) in connection with employment, or a malicious action by Executive toward Parent, Company, or their affiliates or related entities (together with Parent, collectively “Affiliates”); (F) a violation of the provisions of Section 6(a) hereof; (G) a willful breach of this Agreement; (H) disloyalty; and (I) material and repeated failure to carry out reasonably assigned duties or instructions consistent with Executive’s position.

 (b)           Termination Without Cause.  In the event that, during the Term, Executive's employment is terminated by the Company other than pursuant to Section 4(a), the Company shall (1) pay Executive as severance an amount equal to his then Base Salary for the shorter of twelve months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over twelve consecutive months, or, if shorter, the number of months remaining in the Term, commencing immediately following termination, in monthly pro rata payments commencing as of the Termination Date; and (2) provide health insurance coverage for Executive and his dependents consistent with such coverage provided by operation of Section 2(b) hereof for the remainder of the Term.

(c)           Benefits Upon Termination.   With the exception of the continued health insurance coverage in the event of a termination without Cause as described in Section 4(b) hereof, all benefits provided under Section 2(b) hereof shall be extended at the Executive's cost, to the extent permitted by the Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except (a) as required by law (e.g. COBRA health insurance continuation election) or (b) in the event of a termination by the Company pursuant to Section 4(a) hereof.

(d)           Termination Upon Death.  If Executive dies prior to the expiration of the Term, the Company shall (1) continue coverage of Executive's dependents (if any) under all applicable benefit plans or programs of the type listed above in Section 2(b) herein for a period of 12 months, and (2) pay to Executive's estate the accrued portion of any salary and bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable, in the case of a bonus, upon such date or over such period of time which is in accordance with the applicable bonus plan.  After the Termination Date, which in this event shall be the date of Executive’s death, any then unvested or time-vested stock options previously granted to Executive by the Company shall become immediately one hundred percent (100%) vested.

(e)           No Offset.  Executive shall have no duty to mitigate any of his damages or losses and, except as provided in Section 4(a) hereof, the Company shall not be entitled to reduce or offset any payments owed to Executive hereunder for any reason.

5.           Right of First Refusal on Corporate Opportunities.

During the Term, Executive agrees that he shall, prior to exploiting a “Corporate Opportunity” (hereafter defined) for his own account or for the benefit of an immediate family member’s account, offer the Company a right of first refusal with respect to such Corporate Opportunity.  For purposes of this Section 5, “Corporate Opportunity” shall mean any business opportunity that is in the same or a related business as any of the businesses in which the Company or any of its Affiliates is involved.  The determination as to whether a business opportunity constitutes a Corporate Opportunity shall be made by the Nominating and Corporate Governance Committee of Parent or a majority of the disinterested and independent members of the Board, and their determination shall be based on an evaluation of: (a) the extent to which the Corporate Opportunity is within the Company's or any of its Affiliates’ existing lines of business or its existing plans to expand; (b) the extent to which the Corporate Opportunity supplements the Company's or any of its Affiliates’ existing lines of activity or complements the Company’s or any of its Affiliates’ existing methods of service; (c) whether the Company has available resources that can be utilized in connection with the Corporate Opportunity; (d) whether the Company is legally or contractually barred from utilizing the Corporate Opportunity; (e) the extent to which utilization of the Corporate Opportunity by Executive would create conflicts of interest with the Company or any of its Affiliates; and (f) any other factors the Nominating and Corporate Governance Committee or such disinterested and independent Board members deem(s) appropriate under the circumstances.

6.           Executive’s Obligations.

(a)           Confidential Information. Executive agrees that, during the Term or at any time thereafter:
(1)           Executive shall not use for any purpose other than the duly authorized business of Company or any of its Affiliates, or disclose to any third party, any information relating to Company or any of its Affiliates which is proprietary to Company or any of its Affiliates ("Confidential Information"), including any customer list, contact information, rate schedules, programming, data, plans, intellectual property, trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of Executive’s duties under this Agreement consistent with Company's policies) regardless of whether or not such information has been labeled as “confidential”; and

(2)           Executive shall comply with any and all confidentiality obligations of Company to a third party, whether arising under a written agreement or otherwise.

(b)           Work For Hire.

(1)           The results and proceeds of Executive’s services to Company, including, without limitation, any works of authorship resulting from Executive’s services during Executive’s employment with Company and/or any of its Affiliates and any works in progress resulting from such services, shall be works-made-for-hire and Company shall be deemed the sole owner of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Company determines in its sole discretion without any further payment to Executive. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Company under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign any and all of Executive’s right, title and interest thereto, whether now known or hereafter defined or discovered, and Company shall have the right to use the work in perpetuity in any location and in any manner Company determines in its sole discretion without any further payment to Executive.

(2)           Executive shall do any and all things which Company may deem useful or desirable to establish or document Company's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if Executive is unavailable or unwilling to execute such documents, Executive hereby irrevocably designates the Chief Executive Officer or his designee as Executive’s attorney-in-fact with the power to execute such documents on Executive’s behalf. To the extent Executive has any rights in the results and proceeds of Executive’s services under this Agreement that cannot be assigned as described above, Executive unconditionally and irrevocably waives the enforcement of such rights.

                (3)           Works-made-for-hire do not include subject matter that meets all of the following criteria:  (A) is conceived, developed and created by Executive on Executive’s own time without using the Company’s or any of its Affiliate’s equipment, supplies or facilities or any trade secrets or confidential information, (B) is unrelated to the actual or reasonably anticipated business or research and development of Company or any of its Affiliates of which Executive is or becomes aware; and (C) does not result from any work performed by Executive for Company or any of its Affiliates.

                      (c)           Return of Property. All documents, data, recordings, equipment or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for Executive and utilized by Executive in the course of Executive’s employment with Company or any of its Affiliates shall remain the exclusive property of Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that Executive shall be entitled to retain documents reasonably related to his prior interest as a shareholder.  Upon termination of employment, Executive shall promptly return all of property  of the Company or any of its Affiliates to the Company.

              (d)           Use of Executive’s Name, Image and Likeness.  Company may make use of Executive’s name, photograph, drawing or other likeness in connection with the advertising or the giving of publicity to Company, Parent or a program broadcast or content provided by Company, Parent or any Affiliates.  In such regard, Company may make recordings, transcriptions, videotapes, films and other reproductions of any and all actions performed by Executive in his or her capacity as an Executive of Company, including without limitation any voice-over or announcing material provided by Executive (collectively “Executive Performances”).  Company shall have the right to broadcast, display, license, assign or use any Executive Performances on a royalty-free basis without additional compensation payable to Executive.

7.           Noninterference.

While employed by the Company and for a period of two years thereafter, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any executive or material employee of the Company or any of its Affiliates to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other Company.

8.           Noncompetition.

Executive agrees that during the Term, he shall not, without the prior consent of the Company, directly or indirectly, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is in competition with the business of the Company or any of its Affiliates (a) during the Term, in any location, and (b) for the two-year period following the termination of this Agreement, in any province, state or jurisdiction in which the Company or any of its Affiliates was conducting business at the date of termination of Executive's employment and continues to do so thereafter; provided, however, that the foregoing shall not prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

9.           Remedies.

Executive acknowledges that a breach or threatened breach by Executive of any the provisions of Sections 5, 6, 7 or 8 will result in the Company and its stockholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of monetary damages alone.  Accordingly, Executive agrees that the Company shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled should there be such a breach or threatened breach.

10.           Personal Conduct.

Executive agrees to promptly and faithfully comply with all present and future policies, requirements, directions, requests and rules and regulations of the Company in connection with the Company’s business, including without limitation the policies and requirements set forth in Parent’s Employee Handbook, Code of Ethical Conduct and Financial Code of Conduct.  Executive further agrees to comply with all laws and regulations pertaining to Executive’s employment with the Company.  Executive hereby agrees not to engage in any activity that is in direct conflict with the essential interests of the Company or any of its Affiliates.  Executive hereby acknowledges that nothing set forth in the Employee Handbook, Code of Ethical Conduct or Financial Code of Conduct or any other policy issued by the Company or Parent shall be deemed to create a separate contractual obligation, guarantee or inducement between Executive and the Company.

11.           Indemnification.

The Company shall indemnify Executive to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses).  Executive shall be entitled to the protection of any insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding (other than any action, suit or proceeding arising under or relating to this Agreement) to which Executive may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its Affiliates, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.  The Company covenants to maintain during Executive’s employment for the benefit of Executive (in his capacity as an officer and director of the Company) Directors’ and Officers’ Insurance providing benefits to Executive no less favorable, taken as a whole, than the benefits provided to the other senior executives of the Company by the Directors’ and Officers’ Insurance maintained by the Company on the date hereof; provided, however, that the Board may elect to terminate Directors’ and Officers’ Insurance for all officers and directors, including Executive, if the Board determines in good faith that such insurance is not available or is available only at unreasonable expense.

12.           Miscellaneous.

(a)           Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of (1) personal delivery (including personal delivery by e-mail or fax), (2) on the first day after mailing by overnight courier, or (3) on the third day after mailing by first class mail, to the recipient at the address indicated below:

To the Company:

Salem Communications Holding Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:  Jonathan L. Block, Secretary

To Executive:

Eric H. Halvorson
4880 Santa Rosa Road
Camarillo, CA 93012

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(b)           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and all remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

(c)           Entire Agreement.  This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.  Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to the employment of Executive by the Company or the payment of any compensation or the provision of any benefit in connection therewith or otherwise, are hereby terminated and shall be of no further force and effect.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same agreement.

(e)           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

(f)           Amendments.  No amendments or other modifications to this Agreement may be made except by a writing signed by both parties.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

(g)           Attorneys' Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to other relief to which he or it may be entitled.

(h)           Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

(i)           Resolution of Disputes.  Company and Executive mutually agree to resolve any and all legal claims arising from or in any way relating to Executive’s employment with Company through mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by binding arbitration under the Federal Arbitration Act subject to the terms and conditions provided below.  Notwithstanding the foregoing, insured workers’ compensation claims (other than wrongful discharge claims) and claims for unemployment insurance are excluded from arbitration under this Agreement.  This Agreement does not prevent the filing of charges with administrative agencies such as the Equal Employment Opportunity Commission, the National Labor Relations Board, or equivalent state agencies.  Arbitration shall be conducted in Ventura County, California in accordance with any of the following, at Executive’s election:  (a) the JAMS® Employment Rules of Procedure, or (b) the rules of procedure issued by another alternative dispute resolution service mutually acceptable to Executive and Company.  Any award issued in accordance with this Section 11(i) shall be rendered as a judgment in any trial court having competent jurisdiction.  Company shall pay the arbitration fees and expenses, less any filing fee amount the Executive would otherwise have to pay to pursue a comparable lawsuit in a United States district court in the jurisdiction where the dispute arises or state court in the jurisdiction where the dispute arises, whichever is less.  All other rights, remedies, exhaustion requirements, statutes of limitations and defenses applicable to claims asserted in a court of law shall apply in the arbitration.  Executive expressly waives any presumption or rule, if any, which requires this Agreement to be construed against the Company.

 (j)           Integration.  This Agreement comprises the entire understanding of the parties with respect to the subject matter and shall supersede all other prior written or oral agreements.

(k)           Survival; Modification of Terms.  No change in Executive’s duties or salary shall affect, alter, or otherwise release Executive from the covenants and agreements contained herein.  All post-termination covenants, agreements, representations and warranties made herein by Executive shall survive the expiration or termination of this Agreement or employment under this Agreement in accordance with their respective terms and conditions.

IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

"EXECUTIVE"

By: /s/ ERIC H. HALVORSON
Eric H. Halvorson
President and Chief Operating Officer

"COMPANY"

SALEM COMMUNICATIONS HOLDING CORPORATION

By: EDWARD G. ATSINGER III
Edward G. Atsinger III
Chief Executive Officer

I hereby certify that the terms and conditions of this Employment Agreement have been reviewed and approved by the Compensation Committee of Salem Communications Corporation.

Date:           June 25, 2007
By: /s/ ROLAND S. HINZ
Roland S. Hinz
Chairman of the Compensation Committee,
Salem Communications Corporation

EXHIBIT 10.4

MEMORANDUM OF TERMS OF EMPLOYMENT

THIS MEMORANDUM OF TERMS OF EMPLOYMENT (“Memorandum”), is made and entered into as of July 1, 2007, by and between Salem Communications Holding Corporation, a Delaware corporation (hereinafter referred to as “Employer”), and Mr. Joe D. Davis (hereinafter referred to as “Executive”), upon the following terms and conditions:

1.  EXECUTIVE’S RESPONSIBILITIES.  Executive agrees to devote his entire business time, attention and energies to the business of Employer.  Executive also agrees to perform all services hereunder in a manner loyal and faithful to Employer.  With the written consent of the Board of Directors of Salem Communications Corporation (referred to herein as “Salem”, “Parent” and “SCC”), Executive may accept paid board or trustee positions for other entities and may accept fees for public speaking and published writings.  Executive may reasonably participate as a member in community, civic, and similar organizations and may pursue personal investments that do not interfere with the normal business activities of Salem.  Executive’s title shall be President, Radio Divisionreporting directly to President of the Employer.  Executive agrees to perform all duties reasonable and consistent with a President, Radio Divisionas the President and the Chief Executive Officer of the Employer may assign to Executive from time-to-time.

2.  TERM.  Executive’s employment with the Employer is voluntarily entered into, and Executive is free to resign at any time.  It is understood that this Memorandum shall not create a contract for any specific term, expressed or implied, of employment.  The relationship of the Employer to Executive shall be one of voluntary employment "at will," with no definite period of employment, regardless of the date or method of payment of wages or salary.  The relationship may be terminated by either Executive or Employer at any time, with or without cause and with or without prior notice.  No person, other than the Chief Executive Officer of the Employer has authority to enter into an agreement for employment for any specified period of time or to make any agreement contrary to the foregoing, and then, only by an agreement in writing signed by them.  Subject to the foregoing, the period of time from the date this Memorandum is entered into (“Commencement Date”) until the date it terminates (“Termination Date”) shall be referred to herein as the “Term.”

3.  COMPENSATION.  For all of the services rendered by Executive in any capacity under this Memorandum, Employer shall compensate Executive, less applicable deductions and withholding taxes, in accordance with Employer's payroll practices as they may exist from time-to-time and as such compensation elements may be amended, suspended or discontinued to the extent permitted by applicable law at Employer’s sole option or discretion, as follows:

3.1           Annual Base Salary.  Executive’s annual base salary shall be as follows:

(i)	Effective on the first date written above, Executive shall be paid at the rate of Four Hundred Fifteen Thousand Dollars ($415,000) annually,

(ii)	Effective on the first anniversary of this Memorandum, Executive shall be paid at the rate of Four Hundred Thirty Thousand Dollars ($430,000) annually, and

(iii)	Effective on the second anniversary of this Memorandum, Executive shall be paid at the rate of Four Hundred Fifty Thousand Dollars ($450,000) annually.

3.2           Annual Bonus.  In addition to the annual base salary Executive shall be eligible for an annual merit bonus in an amount to be determined at the discretion of the Board of Directors of Salem; provided that such merit bonus may be paid in cash, option or a combination thereof.  The amount of the annual bonus, if applicable, is not earned until the date of its determination and distribution.

3.3           Travel and Entertainment Expenses.  Reasonable, bona-fide Employer-related entertainment and travel expenses incurred by Executive in accordance with the Employee Handbook, Code of Ethical Conduct and written policies, all as issued by Employer, relating thereto shall be reimbursed or paid by Employer.

3.4           Fringe Benefits.  Except as set forth below in this Section, Executive shall be eligible to participate in all benefit plans that are available to all executive level Salem employees from time to time pursuant to the terms of such plans.  The availability and terms of such fringe benefits shall be set by the Board of Directors of Salem and may change from time to time.  Executive shall be required to comply with all conditions attendant to coverage by the fringe benefit plans hereunder and shall be entitled only in accordance with the terms and conditions of such plans as they may be enumerated from time to time.

3.5           Health Insurance.  Notwithstanding the foregoing, Executive shall be entitled to health care coverage for himself and his dependents in accordance with any health plan available to executive level employees of Salem.

3.6           Car Allowance.   Executive shall receive a monthly auto allowance of $350.

4. TERMINATION.

                4.1          In the event of Executive’s resignation or termination for “Cause” (as defined in Section 4.2 of this Agreement), Executive shall be entitled only to the compensation earned through the date of termination.  In the event of Executive’s termination without Cause, in addition to Executive’s base salary earned through the date of termination, and upon execution of the then existing form separation and release agreement of Employer, Executive shall be entitled to receive: (1) severance an amount equal to his then Base Salary for the shorter of twelve months or the remainder of the Term, less standard withholdings for tax and social security purposes, payable in equal installments over twelve consecutive months, or, if shorter, the number of months remaining in the Term, commencing immediately following termination, and (2) professional outplacement assistance for twelve (12) consecutive months.  In the event that Executive is terminated and such termination is without Cause (provided that, for purposes of this sentence only, termination resulting from Executive’s death or Disability, as defined in Section 4.2 hereof, shall not be considered for “Cause”), and notwithstanding anything in the applicable Stock Option Grant to the contrary: (a) those certain options granted to Executive on December 14, 2001, with a purchase price per share of $22.42, shall be deemed to have vested in eight (8) equal installments commencing as of December 14, 2002 (i.e. 12.5% per year), and (b) the unexercised portion of such options shall expire and become unexercisable one (1) year from the date of Executive’s termination.  Termination, with or without cause, or resignation, shall not affect any rights of Executive that have become vested under any benefit plan, stock option plan or arrangement.

4.2           For the purposes of this Memorandum, “Cause” shall mean, without limitation, the following: (i) the death of Executive; (ii) any mental or physical impairment which prevents Executive from performing the essential functions of his full duties for a period of 90 days at anytime during the term of this Agreement (“Disability”); (iii) continued gross neglect, malfeasance or gross insubordination in performing duties assigned to Executive; (iv) a conviction for a crime involving moral turpitude; (v) an egregious act of dishonesty (including without limitation theft or embezzlement) in connection with employment, or a malicious action by Executive toward Salem, Employer, their affiliates or related entities (together with Salem, collectively “Affiliates”); (vi) a violation of confidentiality provisions; (vii) a willful breach of this Agreement; (viii) disloyalty; and (ix) material and repeated failure to carry out reasonably assigned duties or instructions consistent with Executive’s position.

5.           EXECUTIVE’S OBLIGATIONS.

(a)           Confidential Information. Executive agrees that, during the Term or at any time thereafter: (i)Executive shall not use for any purpose other than the duly authorized business of Salem, or disclose to any third party, any information relating to Salem or any of its Affiliates which is proprietary to Employer or Salem ("Confidential Information"), including any customer list, contact information, rate schedules, programming, data, plans, intellectual property, trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of Executive’s duties under this Agreement consistent with Employer's policies) regardless of whether or not such information has been labeled as “confidential”; and  (ii) Executive shall comply with any and all confidentiality obligations of Employer to a third party, whether arising under a written agreement or otherwise.

        (b)           Work For Hire.

(i)           The results and proceeds of Executive’s services to Employer, including, without limitation, any works of authorship resulting from Executive’s services during Executive’s employment with Employer and/or any of its Affiliates and any works in progress resulting from such services, shall be works-made-for-hire and Employer shall be deemed the sole owner of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Employer determines in its sole discretion without any further payment to Executive.  If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Employer under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign any and all of Executive’s right, title and interest thereto, whether now known or hereafter defined or discovered, and Employer shall have the right to use the work in perpetuity in any location and in any manner Employer determines in its sole discretion without any further payment to Executive.

(ii)           Executive shall do any and all things which Employer may deem useful or desirable to establish or document Employer's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if Executive is unavailable or unwilling to execute such documents, Executive hereby irrevocably designates the Chief Executive Officer of Salem or his designee as Executive’s attorney-in-fact with the power to execute such documents on Executive’s behalf. To the extent Executive has any rights in the results and proceeds of Executive’s services under this Agreement that cannot be assigned as described above, Executive unconditionally and irrevocably waives the enforcement of such rights.

(iii)           Works-made-for-hire do not include subject matter that meets all of the following criteria:  (A) is conceived, developed and created by Executive on Executive’s own time without using Employer’s or any of its Affiliate’s equipment, supplies or facilities or any trade secrets or confidential information, (B) is unrelated to the actual or reasonably anticipated business or research and development of Employer or any of its Affiliates of which Executive is or becomes aware; and (C) does not result from any work performed by Executive for Employer or any of its Affiliates.

                (c)           Return of Property. All documents, data, recordings, equipment or other property, whether tangible or intangible, including all Confidential Information and all information stored in electronic form, obtained or prepared by or for Executive and utilized by Executive in the course of Executive’s employment with Employer shall remain the exclusive property of Salem and shall not be removed from the premises of the Employer under any circumstances whatsoever without the prior written consent of the Employer, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Employer and Salem upon any termination of his employment and no copies thereof shall be kept by Executive.  Upon termination of employment, Executive shall promptly return all property of Employer or any of its Affiliates to Employer.

                (d)                      Use of Executive’s Name, Image and Likeness.  Employer may make use of Executive’s name, photograph, drawing or other likeness in connection with the advertising or the giving of publicity to Employer, Salem or a program broadcast or content provided by Employer or Salem.  In such regard, Employer may make recordings, transcriptions, videotapes, films and other reproductions of any and all actions performed by Executive in his or her capacity as an Executive of Employer, including without limitation any voice-over or announcing material provided by Executive (collectively “Executive Performances”).  Employer and Salem shall have the right to broadcast, display, license, assign or use any Executive Performances on a royalty-free basis without additional compensation payable to Executive.

(e)           Cooperation. Executive agrees to cooperate with and provide assistance to Salem and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting Salem, in which, in the reasonable judgment of Salem’s counsel, Executive’s assistance or cooperation is needed.  Executive shall, when requested by Salem, provide testimony or other assistance and shall travel at Salem’s request and expense in order to fulfill this obligation.

6.           NONINTERFERENCE.  While employed by the Employer and for a period of six (6) months thereafter, Executive agrees not to interfere with the business of the Employer by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any executive, material employee, contractor or client of Salem to terminate his, her or its relationship with Salem in order to enter into a relationship with any other Employer or entity.

7.           REMEDIES.  Executive acknowledges that a breach or threatened breach by Executive of any the provisions of Sections 5 or 6 will result in the Employer and its stockholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of monetary damages alone.  Accordingly, Executive agrees that Employer shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Employer may become entitled should there be such a breach or threatened breach.

8.           PERSONAL CONDUCT.  Executive agrees to promptly and faithfully comply with all present and future policies, requirements, directions, requests and rules and regulations of the Employer in connection with Employer’s business, including without limitation the policies and requirements set forth in Parent’s Employee Handbook, Code of Ethical Conduct and Financial Code of Conduct.  Executive further agrees to comply with all laws and regulations pertaining to Executive’s employment with Employer.  Executive hereby agrees not to engage in any activity that is in direct conflict with the essential interests of Employer or any of its Affiliates.  Executive hereby acknowledges that nothing set forth in the Employee Handbook, Code of Ethical Conduct or Financial Code of Conduct or any other policy issued by Employer or Salem shall be deemed to create a separate contractual obligation, guarantee or inducement between Executive and Employer.

9.           INDEMNIFICATION.  Executive shall be entitled to the protection of any insurance policies that Salem may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding (other than any action, suit or proceeding arising under or relating to this Agreement) to which Executive may be made a party by reason of (i) his being or having been a director, officer or employee of Employer or any of its Affiliates, or (ii) his serving or having served any other enterprise as a director, officer or employee at the request of Employer (the duties described in (i) and (ii) hereof  are collectively referred to herein as the “Indemnified Duties”).  Employer shall indemnify Executive against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which Executive may be made a party by reason of the Indemnified Duties to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses).  Employer covenants to maintain during Executive’s employment for the benefit of Executive (in his capacity as an officer of Employer) Directors’ and Officers’ Insurance providing benefits to Executive no less favorable, taken as a whole, than the benefits provided to the senior executives of Salem by the Directors’ and Officers’ Insurance maintained by Salem on the date hereof; provided, however, that the Board of Directors of Salem may elect to terminate Directors’ and Officers’ Insurance for all officers and directors, including Executive, if the Board of Directors of Salem determines in good faith that such insurance is not available or is available only at unreasonable expense.

10.           MISCELLANEOUS.

(a)           Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of (1) personal delivery (including personal delivery by telecopy or telex), (2) on the first day after mailing by overnight courier, or (3) on the third day after mailing by first class mail, to the recipient at the address indicated below:

To Employer:

c/o Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California  93012
Attention:  Jonathan L. Block

To Executive:

Mr. Joe D. Davis
c/o Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California  93012

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(b)           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and all remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

         (c)           Entire Agreement.  This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral, with respect to his employment by Salem.  Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to the employment of Executive by the Employer or the payment of any compensation or the provision of any benefit in connection therewith or otherwise, including without limitation any prior employment agreements, are hereby terminated and shall be of no further force and effect.  Notwithstanding anything in this Agreement to the contrary and for avoidance of any doubt, the stock option grants previously made to Executive shall not be terminated, limited or otherwise amended merely as a result of this Agreement.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same agreement.

(e)           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Employer, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Employer.

(f)           Amendments.  No amendments or other modifications to this Agreement may be made except by a writing signed by both parties.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.  Notwithstanding anything in this Agreement to the contrary, no person other than the Chief Executive Officer of Employer has the capacity to amend, waive, discharge or terminate the provisions of Section 1(c) relating to the “at will” nature of Executive’s employment, and then, such action may only be taken in writing.

(g)           Attorneys' Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to other relief to which he or it may be entitled.

(h)           Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

(i)           Resolution of Disputes.  Employer and Executive mutually agree to resolve any and all legal claims arising from or in any way relating to Executive’s employment with Employer through mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by binding arbitration under the Federal Arbitration Act subject to the terms and conditions provided below.  Notwithstanding the foregoing, insured workers’ compensation claims (other than wrongful discharge claims) and claims for unemployment insurance are excluded from arbitration under this Agreement.  This Agreement does not prevent the filing of charges with administrative agencies such as the Equal Employment Opportunity Commission, the National Labor Relations Board, or equivalent state agencies.  Arbitration shall be conducted in Ventura County, California in accordance with any of the following, at Executive’s election:  (a) the JAMS® Employment Rules of Procedure, or (b) the rules of procedure issued by another alternative dispute resolution service mutually acceptable to Executive and Employer.  Any award issued in accordance with this Section 10(i) shall be rendered as a judgment in any trial court having competent jurisdiction.  Employer shall pay the arbitration fees and expenses, less any filing fee amount the Executive would otherwise have to pay to pursue a comparable lawsuit in a United States district court in the jurisdiction where the dispute arises or state court in the jurisdiction where the dispute arises, whichever is less.  All other rights, remedies, exhaustion requirements, statutes of limitations and defenses applicable to claims asserted in a court of law shall apply in the arbitration.  Executive expressly waives any presumption or rule, if any, which requires this Agreement to be construed against the Employer.

(j)           Survival; Modification of Terms.  No change in Executive’s duties or salary shall affect, alter, or otherwise release Executive from the covenants and agreements contained herein.  All post-termination covenants, agreements, representations and warranties made herein by Executive shall survive the expiration or termination of this Agreement or employment under this Agreement in accordance with their respective terms and conditions.

IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

                                EXECUTIVE
                                By: /s/ JOE D. DAVIS
                                Joe Davis
                                President- Radio Division

                                “EMPLOYER”
                                SALEM COMMUNICATIONS HOLDING CORPORATION

                                By: /s/ EDWARD G. ATSINGER III
Edward G. Atsinger III
Chief Executive Officer

I hereby certify that the terms and conditions of this Employment Agreement have been reviewed and approved by the Compensation Committee of Salem Communications Corporation.

Date:           June 25, 2007
By: /s/ ROLAND S. HINZ
Roland S. Hinz
Chairman of the Compensation Committee,
Salem Communications Corporation

   EXHIBIT 99.1

Salem Communications Announces Management Changes

CAMARILLO, Calif.— June 25, 2007 - Salem Communications Corporation (Nasdaq:SALM), a leading U.S. radio broadcaster, Internet content provider, magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced a strategic restructuring of the company’s senior executive officer positions effective July 1, 2007:

-President and Chief Executive Officer Edward G. Atsinger III to Chief Executive Officer
-Eric H. Halvorson, currently a member of Salem's Board of Directors and Chairman of its
 Audit Committee, to President and Chief Operating Officer
-Executive Vice President and COO Joe D. Davis to Division President, Radio
-Executive Vice President—New Business Development and Chief Financial Officer
 David A.R. Evans to Division President, New Business Development, Interactive and
 Publishing
-Evan D. Masyr, Vice President—Accounting and Finance to Senior Vice President and
 Chief Financial Officer

Chief Executive Officer Edward G. Atsinger III said, “Salem finds itself with opportunities and challenges in both our core broadcasting business and our developing new media businesses, and we have determined that each area requires uniquely-focused leadership.  Our Board of Directors and I have analyzed a number of options and have agreed on a restructuring plan that will maximize the talents of our executive team and enhance our overall operational efficiency.

“I am therefore announcing today that Executive Vice President—New Business Development and Chief Financial Officer David Evans will be promoted to Division President—New Business Development, Interactive and Publishing, encompassing, among other areas of responsibilities, our New Media businesses.  In doing so, David will relinquish his responsibilities as Chief Financial Officer.  This change will allow David to devote his full energy and attention to the strategic areas of expansion that are a key part of our plan to grow the company.  David has done a superior job as our Chief Financial Officer since joining Salem in 2000.  He took on added responsibility for business development, together with Internet and publishing oversight, in 2005.

 “In anticipation of this move, we have concentrated on developing a strong bench under David’s leadership in our finance and accounting areas.  As a result of these efforts, we are able to confidently promote Evan Masyr, currently Salem’s Vice President—Accounting and Finance, to Senior Vice President and Chief Financial Officer.  Evan has continued to add to his responsibilities since joining Salem as its Controller in 2000, and he has already demonstrated that his assumption of these responsibilities will be smooth and seamless.

“In addition, Executive Vice President and Chief Operating Officer Joe Davis will be promoted to Division President—Radio.  This newly-defined position will involve increased responsibility for the day-to-day management and decision making related to our owned and operated radio stations, our core business unit.  Joe will relinquish his duties as Chief Operating Officer to accommodate his expanded responsibility for leadership of our station operations.  This well-deserved promotion is a recognition of Joe’s contribution to Salem in a number of areas since he joined the company in 1989, and it reflects my confidence in Joe’s ability to provide successful executive leadership to our radio group—the largest of our business divisions.”

Atsinger continued, “Our Chairman, Stuart Epperson, and I have agreed to new three-year employment contracts. Stuart will continue as Chairman of the Board, and I will continue as Chief Executive Officer.  As one of the founders of this company, I am determined to continue its mission of influencing our culture for the good, serving our customers and building value for our shareholders over the long term.  Salem’s ability to do this well in an age of new media technologies and expanding content options will require strategic thinking, creativity, vision, identifying the most effective uses of our capital and a commitment to put in place and lead a focused and capable management team.  I am eager to devote my full time to these key Chief Executive Officer responsibilities, both to enhance our current operations and prepare the company for long-term success.

“To facilitate my concentration on these critical Chief Executive Officer priorities, the Board has accepted my recommendation to create a new position of President and Chief Operating Officer.  I have asked Eric Halvorson to join Salem to fill this position. In this role, Eric will assume day-to-day management oversight of Salem’s operations including all of its divisions. Eric has been associated with Salem continuously in a number of capacities since 1985.  He has been our General Counsel and served as Chief Operating Officer from 1995 to 2000 when he left the company as an employee.  Eric has served on our Board of Directors since 1988 and has been a member of the Audit Committee since 2000.  Eric will remain as a Board member.  He is a seasoned executive and was President and Chief Executive Officer of the Thomas Kinkade Company from 2003-2005.  I expect him to hit the ground running and work closely with me in executing our business strategies.”

In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), a leading Internet provider of Christian content and online streaming; and Salem Publishing(TM), a leading publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

###

Media Contact:	Investor / Analyst Contact:
Denise Davis, 805-987-0400 ext. 1081	Eric Jones, 805-987-0400 ext. 1048
Director of Communications	Investor Relations
denised@salem.cc	ericj@salem.cc